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Annual Statement of Compliance

Per the applicable Servicing Agreement for each of the transactions listed on Schedule I hereto, the undersigned, a duly authorized officer of Torchlight Loan Services, LLC (“TLS”), in its capacity as special servicer (the “Special Servicer”) hereby certifies, as follows and as for the period reflected on Schedule I hereto beginning on January 1, 2025 and ending on December 31, 2025 (the “Reporting Period”):

1.           I (or Servicing Officers under my supervision) have reviewed TLS’ activities during the Reporting Period and its performance under the applicable Servicing Agreement; and

2.           To the best of my knowledge, based on such review, TLS has fulfilled all of its obligations under the applicable Servicing Agreement in all material respects throughout the Reporting Period.

Date: February 18, 2026

TORCHLIGHT LOAN SERVICES, LLC

By: /s/ William A. Clarkson

Name: William A. Clarkson

Title: Authorized Signatory

90 Park Avenue, New York, NY 10016

T 212.883.2800  F 212.883.2560

E info@torchlightloanservices.com

www.torchlight.com

REG AB - Schedule I
Transaction ID	Transaction (Full Name)	Certification Restrictions (if any)
BAMLL 2016-ISQR	BAMLL Commercial Mortgage Securities Trust 2016-ISQR, Commercial Mortgage Pass-Through Certificates, Series 2016-ISQR	None
BAMLL 2016-SS1	Commercial Mortgage Pass-Through Certificates, Series 2016-SS1	Certification is restricted to the period which Torchlight served as Special Servicer, from December 1, 2025 to December 31, 2025.
BANK 2018-BNK10	WELLS FARGO COMMERCIAL MORTGAGE SECURITIES, INC., Commercial Mortgage Pass-Through Certificates, Series 2018-BNK10	Certification excludes the Extra Space Self Storage Portfolio, Baybrook Lifestyle and Power Center, Moffett Towers II – Building 2, Warwick Mall Whole Loans.
BANK5 2025-5YR14	Commercial Mortgage Pass-Through Certificates, Series 2025-5YR14	None
BANK5 2025-5YR17	Commercial Mortgage Pass-Through Certificates, Series 2025-5YR17	None
BANK5 2025-5YR19	Commercial Mortgage Pass-Through Certificates, Series 2025-5YR19	None
BBCMS 2016-ETC	BBCMS 2016-ETC Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2016-ETC	Certification is restricted to the period which Torchlight served as Special Servicer, from June 24, 2025 to December 31, 2025.
BBCMS 2019-BWAY	BBCMS 2019-BWAY Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-BWAY	None
BBSG 2016-MRP	BBSG 2016-MRP Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2016-MRP	None
BFLD 2025-660F	BFLD Commercial Mortgage Trust 2025-660F Commercial Mortgage Pass-Through Certificates, Series 2025-660F	None
BFLD 2025-EWEST	BFLD Trust 2025-EWEST, Commercial Mortgage Pass-Through Certificates, Series 2025-EWEST	None
BMARK 2018-B7	Benchmark 2018-B7 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-B7	Certification is restricted to the Dumbo Heights Whole Loan only. Certification is restricted to the period which Torchlight served as Special Servicer, from December 9, 2025 to December 31, 2025.
BMARK 2018-B8	Benchmark 2018-B8 Mortgage Trust, Commercial Mortgage Pass-Through Certificates Series 2018-B8	Certification is restricted to the Dumbo Heights Whole Loan only. Certification is restricted to the period which Torchlight served as Special Servicer, from December 9, 2025 to December 31, 2025.
BMARK 2021-B23	Benchmark 2021-B23 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2021-B23	Certification is restricted to 360 Spear Loan Combination only. Certification is restricted to the period which Torchlight served as Special Servicer, from March 13, 2025 to December 31, 2025.
BMARK 2025-V18	Benchmark 2025-V18 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2025-V18	None
BMP 2024-MF23	BMP Commercial Mortgage Trust 2024-MF23 Commercial Mortgage Pass-Through Certificates, Series 2024-MF23	None
BSCMS 2005-PW10	Bear Stearns Commercial Mortgage Securities II Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-PWR10	None
CGCMT 2015-GC31	CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC., COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2015-GC31	Certification excludes the Selig Office Portfolio, Dallas Market Center and Crowne Plaza Bloomington Whole Loans.
CGCMT 2018-C6	Commercial Mortgage Pass-Through Certificates Series 2018-C6	Certification is restricted to the Dumbo Heights Whole Loan only. Certification is restricted to the period which Torchlight served as Special Servicer, from December 9, 2025 to December 31, 2025.
COMM 2015-LC19	COMM 2015-LC19 Mortgage Trust Commercial Mortgage Pass-Through Certificates

Certification excluding the 56-15 Northern Boulevard Loan is restricted to the period which Torchlight served as Special Servicer, from February 18, 2025 to December 31, 2025. Certification for the 56-15 Northern Boulevard Loan only is restricted to the period which Torchlight served as Special Servicer, from July 31, 2025 to December 31, 2025.

CSAIL 2016-C6	CSAIL 2016-C6 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2016-C6

Certification excludes the GLP Industrial Portfolio A Mortgage Loan, the GLP Industrial Portfolio B Mortgage Loan, the Quaker Bridge Mall Mortgage Loan, and the Starwood Capital Extended Stay Portfolio Mortgage Loan.

CSAIL 2017-CX9	CSAIL 2017-CX9 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates

Certification is restricted to the JW Marriott Chicago Whole Loan only. Certification is restricted to the period which Torchlight served as Special Servicer, from September 17, 2025 to December 31, 2025.

CSMC 2007-C2	Credit Suisse Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2007-C2	Certification excludes the 599 Lexington Avenue Whole Loan.
CXP 2022-CXP1	CXP Trust 2022-CXP1 Commercial Mortgage Pass-Through Certificates, Series 2022-CXP1	None
DURST 2025-151	DURST Commercial Mortgage Trust 2025-151 Commercial Mortgage Pass-Through Certificates Series 2025-151	None
GFH 2025-IND	GFH 2025-IND Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2025-IND	None
GSCG 2019-600C	GSCG Trust 2019-600C, Commercial Mortgage Pass-Through Certificates, Series 2019-600C	None
GSMS 2015-590M	GS Mortgage Securities Corporation Trust 2015-590M, Commercial Mortgage Pass-Through Certificates, Series 2015-590M	None
HYT 2024-RGCY	HYT Commercial Mortgage Trust 2024-RGCY, Commercial Mortgage Pass-Through Certificates, Series 2024-RGCY	None
JPMCC 2018-PTC	J.P. Morgan Chase Commercial Mortgage Securities Trust 2018-PTC, Commercial Mortgage Pass-Through Certificates, Series 2018-PTC	None
NCMS 2017-75B	Natixis Commercial Mortgage Securities Trust 2017-75B, Commercial Mortgage Pass-Through Certificates, Series 2017-75B	Certification is restricted to the period which Torchlight served as Special Servicer, from March 21, 2025 to December 31, 2025.
PRM5 2025-PRM5	PRM5 Trust 2025-PRM5 Commercial Mortgage Pass-Through Certificates, Series 2025-PRM5	None
PRM7 2025-PRM7	PRM7 Commercial Mortgage Trust 2025-PRM7 Commercial Mortgage Pass-Through Certificates, Series 2025-PRM7	None
RIDE 2025-SHRE	RIDE 2025-SHRE Commercial Mortgage Pass-Through Certificates, Series 2025-SHRE	None
SGCMS 2019-PREZ	SG Commercial Mortgage Securities Trust 2019-PREZ, Commercial Mortgage Pass-Through Certificates, Series 2019-PREZ	None
UBSCM 2017-C1	UBS Commercial Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates, Series 2017-C1	Certification is restricted to the 75 Broad Street Whole Loan only. Certification is restricted to the period which Torchlight served as Special Servicer, from March 21, 2025 to December 31, 2025.
UBSCM 2017-C3	UBS Commercial Mortgage Trust 2017-C3 Commercial Mortgage Pass-Through Certificates, Series 2017-C3

Certification is restricted to the JW Marriott Chicago Whole Loan only. Certification is restricted to the period which Torchlight served as Special Servicer, from September 17, 2025 to December 31, 2025.

UBSCM 2017-C4	UBS Commercial Mortgage Trust 2017-C4 Commercial Mortgage Pass-Through Certificates, Series 2017-C4

Certification is restricted to the JW Marriott Chicago Whole Loan only. Certification is restricted to the period which Torchlight served as Special Servicer, from September 17, 2025 to December 31, 2025.

WBCMT 2004-C12	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2004-C12	None
WFCM 2015-C26	Commercial Mortgage Pass-Through Certificates Series 2015-C26	Certification is restricted to the period which Torchlight served as Special Servicer, from August 29, 2025 to December 31, 2025.
WFCM 2024-MGP	Wells Fargo Commercial Mortgage Trust 2024-MGP Commercial Mortgage Pass-Through Certificates, Series 2024-MGP	None
WFCM 2025-AURA	Wells Fargo Commercial Mortgage Trust 2025-AURA, Commercial Mortgage Pass-Through Certificates, Series 2025-AURA	None
WFCM 2025-NYCH	Wells Fargo Commercial Mortgage Trust 2025-NYCH Commercial Mortgage Pass Through Certificates Series 2025-NYCH	None